 As filed with the Securities and Exchange Commission on August 10, 1999

                                                     Registration No. 333-80289
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                 PRE-EFFECTIVE

                             AMENDMENT NO. 3
                                      to
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                               ----------------

                             1-800 CONTACTS, INC.
            (Exact name of Registrant as specified in its charter)

            Delaware                              5960                            87-0571643
 (State or other jurisdiction of      (Primary Standard Industrial     (I.R.S. Employer Identification
 Incorporation or organization)       Classification Code Number)                    No.)

                          66 E. Wadsworth Park Drive
                              Draper, Utah 84020
                           Telephone: (801) 924-9800
  (Address, including zip code, and telephone number, including area code, of
                        Registrant's executive offices)

            Jonathan C. Coon, President and Chief Executive Officer
                             1-800 CONTACTS, INC.
                          66 E. Wadsworth Park Drive
                              Draper, Utah 84020
                           Telephone: (801) 924-9800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

              Dennis M. Myers, Esq.                              Gregory C. Smith, Esq.
                 Kirkland & Ellis                       Skadden, Arps, Slate, Meagher & Flom LLP
             200 East Randolph Drive                        525 University Avenue, Suite 220
             Chicago, Illinois 60601                          Palo Alto, California 94301
                  (312) 861-2000                                     (650) 470-4500

                               ----------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

     The following is a statement of estimated expenses, to be paid solely by 1-800 CONTACTS, of the issuance and distribution of the securities being registered:

    Securities and Exchange Commission registration fee..............  $14,694
    NASD filing fee..................................................    5,786
    Nasdaq Stock Market listing fee..................................   17,500
    Blue Sky fees and expenses (including attorneys' fees and
     expenses).......................................................   10,000
    Accounting fees and expenses.....................................  150,000
    Printing expenses................................................  300,000
    Transfer agent's fees and expenses...............................    5,000
    Legal fees and expenses..........................................  200,000
    Miscellaneous expenses...........................................   47,020
                                                                      --------
        Total........................................................ $750,000
                                                                      ========

Item 14. Indemnification of Directors and Officers.

     1-800 CONTACTS is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     1-800 CONTACTS's Certificate of Incorporation and By-laws provide for the indemnification of directors and officers of 1-800 CONTACTS to the fullest extent permitted by Section 145.

     In that regard, the By-laws provide that 1-800 CONTACTS shall indemnify any person whom it has the power to indemnify by Section 145 from or against any and all of the expenses, liabilities or other matters referred to or covered in Section 145, and such indemnification is not exclusive of other rights to which such person shall be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity for or in behalf of 1-800 CONTACTS and/or any subsidiary of 1-800 CONTACTS and as to action in another capacity while holding such office and shall continue as to such person who has ceased to be a director, officer, employee, or agent of 1-800 CONTACTS and/or subsidiary of 1-800 CONTACTS and shall inure to the benefit of the heirs, executors, and administrators of such person.

     1-800 CONTACTS has entered into indemnification agreements with each of its executive officers and directors.

Item 15. Recent Sales of Unregistered Securities.

     Within the past three years, 1-800 CONTACTS has not issued any securities without registration under the Securities Act of 1933, as amended, except in February 1996, 1-800 CONTACTS repurchased 2,250 shares of its outstanding common stock and immediately subsequently resold these shares to Donald and Stephen Yacktman for $300,000 in cash. The above-described transaction was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act as a transaction not involving any public offering.

Item 16. Exhibits and Financial Statement Schedules.

     (a) Exhibits.

  Number                                Description
  ------                                -----------
 *1.1      Form of Underwriting Agreement.
  3.1(i)   Restated Certificate of Incorporation of 1-800 CONTACTS. (1)
  3.1(ii)  Restated By-Laws of 1-800 CONTACTS. (1)
  4.1      Form of certificate representing shares of Common Stock, $0.01 par value per share. (2)
 *5.1      Opinion of Kirkland & Ellis.
 10.1      Employment Agreement between 1-800 CONTACTS and Jonathan C. Coon.
           (2)
 10.2      Employment Agreement between 1-800 CONTACTS and John F. Nichols. (2)
 10.3      Employment Agreement between 1-800 CONTACTS and Scott S. Tanner. (2)
 10.4      Employment Agreement between 1-800 CONTACTS and Robert G. Hunter.
           (2)
 10.5      1-800 CONTACTS, Inc. 1998 Incentive Stock Option Plan. (2)
 10.6      Lease between 1-800 CONTACTS and Draper Land Partnership II, dated
           September 4, 1996, with respect to 1-800 CONTACTS's former call center. (2)
 10.7      Lease between 1-800 CONTACTS and Draper Land Partnership II, dated
           November 3, 1997, with respect to 1-800 CONTACTS's call center. (2)
 10.8      Lease between 1-800 CONTACTS and Bird and Saunders, dated January
           23, 1998, with respect to 1-800 CONTACTS's warehouse. (2)
 10.9      Revolving Credit Agreement between 1-800 CONTACTS and Zions First
           National Bank. (2)
 10.10     Indemnification Agreement between 1-800 CONTACTS and its officers and directors. (2)
 10.11     Agreement for Distribution of Retained Earnings and Tax
           Indemnification between 1-800 CONTACTS and the Existing
           Stockholders. (2)
 10.12     Lease between 1-800 CONTACTS and Larry T. Short, dated June 27,
           1995, with respect to the 1-800 CONTACTS telephone number. (2)
 10.13     Stock Option Agreement. (2)
 10.14     First Amendment to Lease between 1-800 CONTACTS and Draper Land
           Partnership II, dated May 25, 1998, with respect to 1-800 CONTACTS's call center. (3)

  Number                              Description
  ------                              -----------
   10.15   Second Amendment to Lease between 1-800 CONTACTS and Draper Land
           Partnership II, dated August 6, 1998, with respect to 1-800
           CONTACTS's call center. (3)
   10.16   Lease between 1-800 CONTACTS and ProLogis Development Services
           Incorporated, dated October 13, 1998, with respect to 1-800
           CONTACTS's distribution center. (3)
   10.17   Revolving Credit Agreement between 1-800 CONTACTS and Zions First
           National Bank, dated October 29, 1998. (3)
 **23.1    Consent of Independent Public Accountants.
  *23.2    Consent of Kirkland & Ellis (included in Exhibit 5.1).
 **24.1    Power of Attorney (included in signature page).
 **27.1    Financial Data Schedule.

------------------

  * Filed herewith.
 ** Previously filed.
(1) Incorporated by reference to 1-800 CONTACTS's Quarterly Report on Form 10-Q for the quarterly period ended April 4, 1998 (Commission File No. 0-23633).
(2) Incorporated by reference to the same numbered exhibit to 1-800 CONTACTS's Registration Statement on Form S-1 (Registration No. 333-41055).
(3) Incorporated by reference to the same numbered exhibit to 1-800 CONTACT's Annual Report on Form 10-K for the year ended January 2, 1999 (Commission File No. 0-23633).

     (b) Financial Statement Schedules.

     All schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore has been omitted.

Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Draper, State of Utah, on August 9, 1999.

                                          1-800 Contacts, Inc.

                                                   /s/ Jonathan C. Coon
                                          By: _________________________________
                                                      Jonathan C. Coon
                                               President and Chief Executive
                                                          Officer

                                    * * * *

     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 3 to Registration Statement have been signed by the following persons in the capacities and on the dates indicated:

             Signature                         Capacity                   Date
             ---------                         --------                   ----

       /s/ Jonathan C. Coon          President, Chief Executive      August 9, 1999
____________________________________  Officer and Director
          Jonathan C. Coon            (principal executive
                                      officer)

                 *                   Chief Financial Officer and     August 9, 1999
____________________________________  Director (principal
          Scott S. Tanner             financial officer)

                 *                   Corporate Controller            August 9, 1999
____________________________________  (principal accounting
          Robert G. Hunter            officer)

                 *                   Vice President, Operations      August 9, 1999
____________________________________  and Director
          John F. Nichols

                 *                   Director                        August 9, 1999
____________________________________
        Stephen A. Yacktman

                 *                   Director                        August 9, 1999
____________________________________
           E. Dean Butler

* The undersigned, by signing his name hereto, does hereby sign and execute this Pre-Effective Amendment No. 3 to Registration Statement on Form S-1 on behalf of the above named officers and directors of 1-800 CONTACTS, INC. pursuant to the Power of Attorney executed by such officer and/or director and filed with the Commission.

        /s/ Jonathan C. Coon
By: __________________________________
           Jonathan C. Coon
           Attorney-in-Fact

                                 EXHIBIT INDEX

   Number                               Description
   ------                               -----------
   *1.1     Form of Underwriting Agreement.
    3.1(i)  Restated Certificate of Incorporation of 1-800 CONTACTS. (1)
    3.1(ii) Restated By-Laws of 1-800 CONTACTS. (1)
    4.1     Form of certificate representing shares of Common Stock, $0.01 par value per share. (2)
   *5.1     Opinion of Kirkland & Ellis.
   10.1     Employment Agreement between 1-800 CONTACTS and Jonathan C.
            Coon. (2)
   10.2     Employment Agreement between 1-800 CONTACTS and John F.
            Nichols. (2)
   10.3     Employment Agreement between 1-800 CONTACTS and Scott S.
            Tanner. (2)
   10.4     Employment Agreement between 1-800 CONTACTS and Robert G.
            Hunter. (2)
   10.5     1-800 CONTACTS, Inc. 1998 Incentive Stock Option Plan. (2)
   10.6     Lease between 1-800 CONTACTS and Draper Land Partnership II, dated
            September 4, 1996, with respect to 1-800 CONTACTS's former call center. (2)
   10.7     Lease between 1-800 CONTACTS and Draper Land Partnership II, dated
            November 3, 1997, with respect to 1-800 CONTACTS's call center. (2)
   10.8     Lease between 1-800 CONTACTS and Bird and Saunders, dated January
            23, 1998, with respect to 1-800 CONTACTS's warehouse. (2)
   10.9     Revolving Credit Agreement between 1-800 CONTACTS and Zions First
            National Bank. (2)
   10.10    Indemnification Agreement between 1-800 CONTACTS and its officers and directors. (2)
   10.11    Agreement for Distribution of Retained Earnings and Tax
            Indemnification between 1-800 CONTACTS and the Existing
            Stockholders. (2)
   10.12    Lease between 1-800 CONTACTS and Larry T. Short, dated June 27,
            1995, with respect to the 1-800 CONTACTS telephone number. (2)
   10.13    Stock Option Agreement. (2)
   10.14    First Amendment to Lease between 1-800 CONTACTS and Draper Land
            Partnership II, dated May 25, 1998, with respect to 1-800
            CONTACTS's call center. (3)
   10.15    Second Amendment to Lease between 1-800 CONTACTS and Draper Land
            Partnership II, dated August 6, 1998, with respect to 1-800
            CONTACTS's call center. (3)
   10.16    Lease between 1-800 CONTACTS and ProLogis Development Services
            Incorporated, dated October 13, 1998, with respect to 1-800
            CONTACTS's distribution center. (3)
   10.17    Revolving Credit Agreement between 1-800 CONTACTS and Zions First
            National Bank, dated October 29, 1998. (3)
 **23.1     Consent of Independent Public Accountants.
  *23.2     Consent of Kirkland & Ellis (included in Exhibit 5.1).
 **24.1     Power of Attorney (included in signature page).
 **27.1     Financial Data Schedule.

------------------

  * Filed herewith.
 ** Previously filed.
(1) Incorporated by reference to 1-800 CONTACTS's Quarterly Report on Form 10-Q for the quarterly period ended April 4, 1998 (Commission File No. 0-23633).
(2) Incorporated by reference to the same numbered exhibit to 1-800 CONTACTS's Registration Statement on Form S-1 (Registration No. 333-41055).
(3) Incorporated by reference to the same numbered exhibit to 1-800 CONTACT's Annual Report on Form 10-K for the year ended January 2, 1999 (Commission File No. 0-23633).